                  COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                       Quarter Ended                       Nine Months Ended
                                                           -------------------------------------  ----------------------------------
                                                             September 30,       September 30,      September 30,     September 30,
                                                           ------------------  -----------------  ----------------- ----------------
                                                                 2001               2000               2001              2000
                                                           ------------------  -----------------  ----------------- ----------------
                                                              (13 weeks)         (13 weeks)         (39 weeks)         (40 weeks)
                                                           ------------------  -----------------  ----------------- ----------------

Average shares outstanding during the period.............         106,310           61,895             88,351             61,888
                                                           ------------------  -----------------  ----------------- ----------------

Incremental shares under stock options computed under      ------------------  -----------------
   the price of issuer's stock during the period.........            --                  --                 --                569
                                                           ------------------  -----------------  -----------------  ---------------
     Total shares for diluted EPS........................       106,310              61,895             88,351             62,457
                                                           ==================  =================  =================  ===============
Income (loss) from continuing operations before
   extraordinary charge.................................. $     (13,760)      $      (4,102)     $     (19,077)     $      14,017
Income from discontinued operations, net of income taxes
 of $951 for the quarter ended September 30,
 2001 and $5,731 and 4,400 for the nine months ended
September 30, 2001 and 2000, respectively................         1,397                  --              8,817              6,600
Extraordinary charge, net of income taxes of $457 for
 the quarter ended September 30, 2000 and $227 and $457
 for the nine months ended September 30, 2001 and 2000,
 respectively .........................................              --                (686)             (340)              (686)
                                                           ------------------  -----------------  -----------------  ---------------
     Net income........................................   $     (12,363)      $      (4,788)     $    (10,600)      $      19,931
                                                           ==================  =================  =================  ===============
Net income (loss) per basic and diluted common share:
     Continuing operations.............................   $       (0.13)      $       (0.07)     $      (0.22)      $        0.22
       Discontinued operations.........................            0.01                  --              0.10                0.11
       Extraordinary charge............................              --               (0.01)               --               (0.01)
                                                           ------------------  -----------------  -----------------  ---------------
     Net income........................................   $       (0.12)      $       (0.08)     $     ( 0.12)       $       0.32
                                                           ==================  =================  =================  ===============